EXHIBIT 5.7

Steven Morse, Esq.

Morse & Morse, PLLC

1400 Old Country Road

Suite 320

Westbury, NY 11590

516-487-1446

516-487-1452/fax

morgold@aol.com

Board of Directors	May 15, 2006

BlastGard International, Inc.

12900 Automobile Blvd., Suite D

Clearwater, Florida 33762

Re:	Opinion of Counsel

Registration Statement on Form SB-2 – File No. 333-121455

Gentlemen:

You have requested our opinion, as counsel for BlastGard International, Inc., a Colorado corporation (the “Company”), in connection with the pre-effective amendment No. 1 to a registration statement on Form SB-2, SEC file no. 333-121455 (the “Registration Statement”), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the sale of 2,833,173 shares (the “Registered Shares”) of common stock, $.001 par value (the “Common Stock”), by the selling securityholders named in the Registration Statement, including (i) up to 460,034 shares of common stock held by certain securityholders; (ii) up to 953,139 shares of common stock issuable upon exercise of common stock purchase warrants; and (iii) up to 1,420,000 shares issuable upon conversion of secured convertible promissory notes.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing and in reliance thereon, we are of the opinion that the 460,034 shares of common stock held by certain selling securityholders have been, the 953,139 shares of common stock issuable upon exercise of the warrants will be, and the 1,420,000 shares issuable upon conversion of the notes will be, duly and validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

/s/ MORSE & MORSE, PLLC